EXHIBIT 10.4

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of              by and between SAVVIS, Inc., a Delaware corporation (the “Company”), and              (“Indemnitee”).

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance and adequate indemnification against claims and actions against them arising out of their service to and activities on behalf of the corporations.

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will continue to attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the corporation or business enterprise itself. The Company’s certificate of incorporation (as amended from time to time, the “Certificate”) and the Company’s bylaws (as amended from time to time, the “Bylaws”) require indemnification of the directors and officers of the Company. Indemnitee may also be entitled to indemnification pursuant to the Delaware General Corporation Law (the “DGCL”). The Certificate, the Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and the directors, officers and other persons with respect to indemnification and advancement of expenses.

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such directors, officers and other persons to the fullest extent permitted by applicable law.

WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate, the Bylaws and any resolutions adopted by the Board pursuant thereto or otherwise, and shall not be deemed a substitute therefor (unless they are more favorable to Indemnitee than this Agreement), nor to diminish or abrogate any rights of Indemnitee thereunder.

WHEREAS, Indemnitee is willing to serve as a director or officer (or continue to so serve, as the case may be) of the Company (and/or one or more of its subsidiaries) on the condition that he or she is indemnified, and his or her expenses are advanced, and on the other terms and conditions set forth herein, and the Company desires Indemnitee to so serve.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Services to the Company. Indemnitee agrees to serve as a director and/or officer (or continue to so serve, as the case may be) of the Company (and/or one or more of its subsidiaries), and by its execution of this Agreement the Company confirms its request that Indemnitee serve as a director and/or officer (or continue to so serve, as the case may be). Indemnitee may at any time and for any reason resign from such position or terminate such service with immediate effect (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to retain Indemnitee in such position, but neither such resignation or termination nor the length of such service shall affect Indemnitee’s rights under this Agreement. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise (as defined below)) and Indemnitee, supersede any employment contract to which Indemnitee is a party or create any right of Indemnitee to continued employment.

Section 2. Definitions. As used in this Agreement:

(a) “Corporate Status” means the status of a person who is or was a director (or a member of any committee of the board of directors), officer, employee, trustee, manager or agent of the Company or any of its subsidiaries, or of any predecessor thereof, or of any other corporation, limited liability company, partnership or joint venture, trust, or other enterprise, or of any predecessor thereof, which such person is or was serving at the request of the Company.

(b) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(c) “Enterprise” means the Company or any of its subsidiaries, or any predecessor thereof, and any other corporation, limited liability company, partnership, joint venture, trust, or other enterprise, or any predecessor thereof, of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, trustee, manager, agent or fiduciary.

(d) “Expenses” means all attorneys’ fees, disbursements and expenses, retainers, court, arbitration and mediation costs, transcript costs, fees, disbursements and expenses of experts, witness fees, travel expenses, duplicating costs, costs of collecting and producing documents, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in or otherwise participating in, a Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent and (ii) for purposes of Section 10(d) only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee without the Company’s prior written consent (which shall not be unreasonably withheld or delayed).

(e) “Independent Counsel” means a law firm, or a member of a law firm competent to render an opinion under applicable law, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or any of its subsidiaries or Indemnitee in any matter (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements similar to this Agreement) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(f) “Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, claim, demand, discovery request, formal or informal investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or any of its subsidiaries or otherwise and whether of a civil, criminal, administrative, legislative or investigative nature, including any appeal therefrom, in which Indemnitee was, is, will be or is or was threatened with being, involved as a party, potential party, witness or otherwise by reason of or in connection with the fact that Indemnitee is or was a director or officer of the Company or any of its subsidiaries, by reason of or in connection with any action taken or not taken by him or her or of any action or inaction on his or her part while acting as director or officer of the Company or any of its subsidiaries or by reason of or in connection with the fact that he or she is or was serving at the request of the Company or any of its subsidiaries as a director, officer, employee, trustee, manager or agent of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise, or any predecessor thereof, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement.

(g) “To the fullest extent permitted by applicable law” means, without limitation:

i.	to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement or the corresponding provision of any amendment to or replacement of the DGCL; and

ii.	to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the scope and/or extent to which a corporation may indemnify its directors and officers.

(h) References herein to “other enterprise” shall include all employee benefit plans of the Company and/or its subsidiaries, or any predecessor thereof; references herein to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references herein to “serving at the request of the Company” shall include any service as a director, officer, employee, trustee, manager or agent of the Company or any of its subsidiaries which imposes duties on, or involves services by, such director, officer, employee, trustee, manager or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

Section 3. Indemnification in General. Indemnitee shall be indemnified by the Company to the fullest extent permitted by applicable law against all Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement (including, without limitation, all interest, assessments and other charges in connection therewith) actually and reasonably incurred by Indemnitee or on his or her behalf in connection with any Proceeding or any claim, issue or matter therein (including, without limitation, a Proceeding by or in the right of the Company to procure a judgment in its favor) .

Section 4. Indemnification for Expenses if Indemnitee is Partly Successful. Notwithstanding any other provisions of this Agreement, if Indemnitee is not wholly successful in any Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by law, against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter, and against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful. For purposes of this Section 4 and without limitation, the termination of any claim, issue or matter in such Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 5. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to provide any indemnification in connection with any claim made against Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy of the Company or other indemnity provision applicable to the Company, except with respect to any excess beyond the amount paid under any such insurance policy or other such indemnity provision; or

(b) for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or similar successor statute, that the Company is entitled to recover from Indemnitee, or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or

(c) except as provided in Section 10(a) or 10(d) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any

Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

Section 6. Advances of Expenses. Notwithstanding any provision of this Agreement to the contrary, the Company shall advance, to the fullest extent not prohibited by applicable law, the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within 30 days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that Indemnitee undertakes to repay the advance to the extent that it is ultimately determined in a judgment or order by a court of competent jurisdiction from which no further appeal can be taken that Indemnitee is not entitled to be indemnified by the Company for such advanced Expenses. This Section 6 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 5.

Section 7. Procedure for Notification and Defense of Claim.

(a) Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to, or could, seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding to the extent then reasonably known to Indemnitee. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably requested by the Company which is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification hereunder. The omission by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b) The Company will be entitled to participate in the Proceeding at its own expense, except where counsel for Indemnitee reasonably conclude, and so advise the Company, that the interests of the Company and Indemnitee with respect to such Proceeding are or may be or become adverse.

(c) The Company shall not settle, without Indemnitee’s prior written consent (which may be provided or withheld in Indemnitee’s sole discretion), any Proceeding (in whole or in part) against Indemnitee or which could have been brought against Indemnitee, unless such settlement: (i) involves only the payment of money by persons other than the Indemnitee; (ii) includes an unconditional written release of Indemnitee from all liability (including, without limitation, with respect to any Expense, judgment, fine, penalty or damages) from and concerning any matters that are the subject of, or related to, such Proceeding; (iii) contains an acknowledgement that the settlement is not, nor is it construed as, an admission of wrongdoing by, or liability of, Indemnitee, and that any such wrongdoing by, or liability of, Indemnitee is denied; and (iv) imposes no limitation upon any conduct of Indemnitee.

Section 8. Procedure Upon Application for Indemnification.

(a) The Company intends that Indemnitee shall be indemnified to the fullest extent permitted by applicable law as provided in this Agreement and it shall be presumed that no determination with respect to Indemnitee’s entitlement to indemnification shall be required in connection with such indemnification. Any decision that a determination is required by applicable law in connection with any indemnification of Indemnitee, and any such determination, shall be made within thirty (30) days after receipt of Indemnitee’s written request for indemnification, and shall be made by one of the following three methods, which shall be at the election of the Board: (i) by a majority vote of the directors of the Company who are not parties to such Proceeding, even though less than a quorum, with the advice of Independent Counsel, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, with the advice of Independent Counsel or (iii) if there are no such directors, or if such directors so direct, by Independent Counsel in a written opinion to the Company and Indemnitee. Payment to Indemnitee shall be made as soon as practicable (but in any event, within ten (10) days) after the determination of entitlement to indemnification. Notwithstanding anything to the contrary in this Agreement, in no event shall a determination be required in connection with advancement of Expenses pursuant to Section 6, in connection with indemnification for Expenses incurred as a witness or potential witness (or participation other than as a party), incurred in connection with any Proceeding or portion thereof with respect to which Indemnitee has been successful in whole or in part on the merits or otherwise, or in connection with any Proceeding brought by Indemnitee pursuant to Section 10(d).

(b) If the determination of Indemnitee’s entitlement to indemnification is to be made by Independent Counsel pursuant to clause (iii) of Section 8(a), the Independent Counsel shall be selected by Indemnitee. The Company may, within ten (10) days after written notice of such selection, deliver to Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within fifteen (15) days after the earlier of submission by Indemnitee of a written request for indemnification pursuant to Section 7(a) hereof, and the final disposition of the Proceeding, including any appeal therein, no Independent Counsel shall have been selected and not objected to, the Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate (which person shall meet the requirements of an “Independent Counsel” as defined in Section 2 of this Agreement), and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 8 hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 10(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c) If the determination of Indemnitee’s entitlement to indemnification is to be made by Independent Counsel pursuant to clause (iii) of Section 8(a), Independent Counsel shall provide a written opinion to the Company, a copy of which shall simultaneously be delivered to Indemnitee, of its determination as to whether Indemnitee is entitled to indemnification. Indemnitee shall reasonably cooperate with the Independent Counsel making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such counsel upon reasonable advance written request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Notwithstanding anything to the contrary in this Agreement, any Expenses incurred by Indemnitee in so cooperating with the Independent Counsel shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(d) The Company agrees to pay the reasonable fees and expenses of the Independent Counsel and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

Section 9. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to Indemnitee’s entitlement to indemnification hereunder, and in making any determination in any judicial or arbitral review thereof, the person or persons or entity making such determination shall, to the fullest extent not prohibited by applicable law, presume that a determination is not required, that Indemnitee has met the applicable standard of conduct and is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 7(a) of this Agreement, and the Company shall, to the fullest extent not prohibited by applicable law, have the burden of proof by clear and convincing evidence to overcome such presumptions in connection with the making by the Board or a committee thereof or the Independent Counsel, as the case may be, of any determination contrary to such presumptions. Neither the failure of the Company (including by the Board or a committee thereof or Independent Counsel, as the case may be) to have made a determination prior to the commencement of any Proceeding pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Board or Independent Counsel, as the case may be) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) If the person or persons or entity making the determination of whether Indemnitee is entitled to indemnification hereunder shall not have made a determination within 30 days after receipt by the Company of the Indemnitee’s request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by applicable law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent a prohibition of such indemnification under applicable law; provided, however, that in the event that Independent Counsel has been empowered or selected to make the determination of whether Indemnitee is entitled to indemnification hereunder, such 30-day period may be extended for a reasonable time, not to exceed an additional 10 days, if such Independent Counsel in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto and has informed the Company and Indemnitee in writing thereof on or before the expiration of such 30-day period.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, finding, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not meet the applicable standard of conduct or that a court of competent jurisdiction has determined that indemnification is not permitted by this Agreement or otherwise.

(d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. The provisions of this Section 9(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e) The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 10. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Sections 8 and 9 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6 of this Agreement, (iii) payment of indemnification is not made pursuant to Section 4 or the next-to-last sentence of Section 8(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (iv) payment of indemnification pursuant to Section 3 of this Agreement is not made within ten (10) days after an actual or deemed determination has been made that Indemnitee is entitled to indemnification, or (v) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any Proceeding designed to deny, or recover from, Indemnitee the benefits provided or intended to be provided hereunder, then Indemnitee may commence a proceeding in the Delaware Chancery Court to determine his or her entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his or her option, may commence an arbitration seeking such determination, to be conducted by a single arbitrator (such arbitrator to be an attorney with at least 15 years experience advising with respect to, and/or litigating, issues of Delaware law involving corporate governance) pursuant to the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), to be conducted in the city where Indemnitee then resides (or as near to such city as AAA can reasonably effectuate). Indemnitee shall commence such proceeding or arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding or arbitration pursuant to this Section 10(a); provided, however, that failure by Indemnitee to so commence such proceeding or arbitration shall not adversely affect Indemnitee’s rights under this Agreement, and provided further, however, that such time period shall not apply in respect of a proceeding brought by Indemnitee to enforce his or her rights under Section 4 of this Agreement. The Company shall not oppose Indemnitee’s right to seek relief pursuant to this Section 10(a).

(b) Any judicial proceeding or arbitration commenced pursuant to Section 10(a) shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of any adverse determination or lack of a determination, or any other matter described in clauses (i)-(v) of Section 10(a). In any judicial proceeding or arbitration commenced pursuant to Section 10(a) the Company shall have the burden by clear and convincing evidence of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) If a determination shall have been made pursuant to Section 8 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by, and may not challenge, such determination in any forum; provided, that the Company may challenge such determination in the Delaware Chancery Court no later than 180 days after it has been made, if in an Indemnitee’s written request for indemnification pursuant to Section 7(a), Indemnitee has made a misstatement of a material fact and the person or persons or entity making the determination had reasonably relied on such misstatement of material fact in making its determination.

(d) The Company shall, to the fullest extent not prohibited by applicable law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. The Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the fullest extent not prohibited by applicable law, such Expenses to

Indemnitee, which are incurred by Indemnitee in connection with any Proceeding brought by Indemnitee for indemnification, or advancement of Expenses, from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company or any of its subsidiaries, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

Section 11. Non-Exclusivity; Survival of Rights; Insurance; Subrogation; Exculpation.

(a) The rights of Indemnitee to indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or at any time be entitled under applicable law, including without limitation, the Certificate, the Bylaws, applicable law, any agreement, a resolution of the Board or any committee thereof, any liability insurance policy of the Company or otherwise; provided, that (i) to the extent that Indemnitee is entitled to be indemnified by, or receive advancement of Expenses from, the Company and by any shareholder of the Company or any affiliate (other than the Company and its subsidiaries) of any such shareholder or any insurer under a policy procured by any such shareholder or affiliate, the obligations of the Company hereunder shall be primary and the obligations of such shareholder, affiliate or insurer secondary, and (ii) the Company and its subsidiaries shall not be entitled to contribution or indemnification from or subrogation against such shareholder, affiliate or insurer. No termination, alteration, amendment or repeal of this Agreement or of any provision hereof shall limit or restrict any right or protection of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in or in connection with his or her Corporate Status prior to such termination, alteration, amendment or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificate, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. The Company shall not adopt any amendment to the Certificate or Bylaws, the effect of which would be to deny, diminish or encumber Indemnitee’s rights to indemnity pursuant to the Certificate, Bylaws, the DGCL or any other applicable law as applied to any act or failure to act occurring in whole or in part prior to the date upon which the amendment was approved by the Board or the stockholders of the Company, as the case may be. If the Company shall adopt any amendment to the Certificate or Bylaws the effect of which is to so deny, diminish or encumber Indemnitee’s rights to indemnity, such amendment shall apply only to acts or failures to act occurring entirely after the effective date thereof and the Company shall, contemporaneously with the adoption of such amendment, notify Indemnitee in writing of the effect of such amendment on Indemnitee’s rights to indemnity. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment by Indemnitee of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) For the duration of Indemnitee’s service as a director and/or officer of the Company or any of its subsidiaries, and thereafter for so long as Indemnitee shall be subject to any pending or possible Proceeding indemnifiable hereunder, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for Indemnitee that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. Upon request, the Company shall provide Indemnitee with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials, and will notify Indemnitee of any material changes that have been made to such documents. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees or agents of the Company, its subsidiaries or of any other corporation, partnership, joint venture, trust, or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, trustee, manager or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of such matter to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of or in connection with such matter in accordance with the terms of such policies.

(c) Subject to Section 11(a), in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute such papers required and take such actions as the Company may reasonably request which are necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the written request of the Company or its subsidiaries as a director, officer, employee, trustee, manager or agent of any other corporation, limited liability company, partnership, joint venture, trust, or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other corporation, limited liability company, partnership, joint venture, trust, or other enterprise.

(e) Indemnitee shall not be personally liable to the Company or any of its subsidiaries or to the stockholders of the Company or any such subsidiary for monetary damages for breach of fiduciary duty as a director of the Company or any such subsidiary; provided, however, that the foregoing shall not eliminate or limit the liability of the Indemnitee (i) for any breach of the Indemnitee’s duty of loyalty to the Company or such subsidiary or the stockholders thereof; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the DGCL or any similar provision of other applicable corporations law; or (iv) for any transaction from which the Indemnitee derived an improper personal benefit. If the DGCL or such other applicable law shall be amended to permit further elimination or limitation of the personal liability of directors, then the liability of the Indemnitee shall, automatically, without any further action, be eliminated or limited to the fullest extent permitted by the DGCL or such other applicable law as so amended.

(f) No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any of its subsidiaries against Indemnitee or Indemnitee’s estate, spouse, heirs, executors, personal or legal representatives, administrators or assigns after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period, provided, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

Section 12. Duration of Agreement; Successors and Assigns.

(a) This Agreement shall continue until and terminate upon the later of (i) ten years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company, or (ii) one year after the final termination, by settlement or by final judgment or order no longer subject to appeal, of all Proceedings then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder, and of all Proceedings commenced by Indemnitee pursuant to Section 10 of this Agreement.

(b) This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and his or her estate, spouse, heirs, executors, administrators, personal or legal representatives and assigns. The Company shall require and cause any successor or assignee (whether by direct or indirect purchase, merger, consolidation or otherwise to all or substantially all of the securities, business or assets of the Company), by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if such succession or assignment had not taken place. No such assumption and agreement shall relieve the Company of any of its obligations hereunder, and neither this Agreement nor any obligations hereunder shall otherwise be assignable or delegable by the Company (and any such other purported assignment or delegation shall be null and void).

Section 13. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, then: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 14. Enforcement; Entire Agreement.

(a) The Company expressly confirms and agrees that (i) it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve (or continue to serve) as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company and (ii) the Board has reviewed this Agreement with the assistance of the Company’s legal counsel and has expressly approved the same by resolution of the Board, which resolution has been duly included in the minutes of the Board and the books and records of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written or implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate, the Bylaws, applicable law, any agreement and any resolution of the Board or any committee thereof, and shall not be deemed a substitute therefor (unless they are more favorable to Indemnitee than this Agreement), nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 15. Modification and Waiver. No supplement, modification, amendment, repeal, alteration, termination or cancellation of this Agreement or any provision or portion thereof shall be binding unless executed by Indemnitee and the Company. No waiver of any of the provisions of this Agreement shall be effective unless in writing and executed by the party giving such waiver, nor shall any waiver be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall any waiver of any provisions of this Agreement constitute a continuing waiver.

Section 16. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which Indemnitee reasonably believes may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

Section 17. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing to the following addresses and shall be deemed to have been duly given (i) on the date of delivery when personally delivered or transmitted by facsimile or electronic mail prior to 5:00 p.m. local time (subject, in the case of delivery by facsimile or electronic mail, to written confirmation of receipt), (ii) one business day after deposit with Federal Express or similar overnight courier service or (iii) three business days after being mailed by first class mail, return receipt requested:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement or such other address as Indemnitee shall provide in writing to the Company.

(b) If to the Company to:

SAVVIS, Inc.

1 SAVVIS Parkway

Town & Country, Missouri 63017

Attention: General Counsel

Facsimile: (952) 852-4810

Email: pete.bazil@savvis.net

or to any other address as may have been furnished in writing to Indemnitee by the Company.

Section 18. Contribution. Without limiting the foregoing provisions of this Agreement, in order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by applicable law, contribute to the payment of all of Indemnitee’s losses and liabilities, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement (including, without limitation, all interest, assessments and other charges in connection therewith) and/or for Expenses, incurred by or on behalf of Indemnitee in connection with any Proceeding, including any appeals, relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 19. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 10(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Chancery Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Chancery Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Chancery Court and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Chancery Court has been brought in an improper or inconvenient forum.

Section 20. Identical Counterparts. This Agreement may be executed in one or more counterparts (via facsimile or electronic mail), each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 21. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

* * * * *

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

SAVVIS, INC.

By:
Name:
Title:

INDEMNITEE

By:
Name:
Address:

Email: